Exhibit 13.2

CERTIFICATION OF THE CHIEF FINANCIAL OFFICER
PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT
TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with amendment No. 2 to the annual report of Formula Systems (1985) Ltd. (the “Company”) on Form 20-F/A for the period ending December 31, 2009, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Nir Feller, Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that, that to my knowledge:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934, and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: November 11, 2010

/s/ Nir Feller
Nir Feller
Chief Financial Officer
(Principal Financial Officer)